Stock Purchase Agreement


This Stock Purchase Agreement ("Agreement") is made as of June 3, 1999, by L.B. Foster Company, a Pennsylvania corporation ("Buyer") and Alaska Trust Company, acting solely in its capacity as trustee of the CXT Employee Stock Ownership Trust, N.A. Bianco, D. Firth, J.M. McLaughlin, the J.M. McLaughlin Individual Retirement Account, D.L. Millard, R.O. Skrypchuk, the R.O. Skrypchuk Individual Retirement Account, R.D. Steiger, J.G. White and the J.G. White Individual Retirement Account (collectively the "Sellers").

RECITALS

Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of CXT Incorporated, a Delaware corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Adjustment Amount"--as defined in Section 2.5.

"Applicable Contract"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound; in each case excluding Contracts fully performed by all parties thereto prior to the date of this Agreement.

"Balance Sheet"--as defined in Section 3.4.

"Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any Material inaccuracy in or breach of, or any Material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was materially inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Buyer"--as defined in the first paragraph of this Agreement.

 "Closing"--as defined in Section 2.3.

"Closing Date"--the date and time as of which the Closing actually takes place.

"Company"--as defined in the Recitals of this Agreement.

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

(a) the sale of the Shares by Sellers to Buyer;

(b) the execution, delivery, and performance of the Sellers' Releases, and the Escrow Agreement;

(c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

(d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

"Contract"--any  agreement,  contract,   obligation,   promise,  or  undertaking
(whether written or oral and whether express or implied) that is legally binding.

"CXT ESOP"--the CXT Employee Stock Ownership Plan, adopted by the Company on October 19, 1990, as amended by Amendments No. 1 through 11 thereto, and reflected in the Restated CXT Employee Stock Ownership Plan dated January 20, 1999.

"CXT ESOT"--the trust established and maintained pursuant to the CXT ESOP and the CXT Employee Stock Ownership Trust Agreement dated October 19, 1990.

"Damages"--as defined in Section 10.2.

"Disclosure Letter"--the disclosure letter to be delivered by Sellers to Buyer pursuant to the provisions of this Agreement.

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership; excluding, however, Legal Requirements of general applicability to issuance or transfer of corporate securities..

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a) any  environmental,  health,  or safety  matters  or  conditions  (including
on-site  or  off-site   contamination,   occupational  safety  and  health,  and
regulation of chemical substances or products);

(b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").






"Environmental Law"--any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees, and the public of intended, potential or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species, or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Escrow Agreement"--as defined in Section 2.4.

"ESOT Trustee"--Alaska Trust Company, which is the duly appointed and acting trustee of the CXT ESOT or, if applicable, its successor as trustee of the CXT ESOT.

"Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

"GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

"Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"--any:

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d) multi-national organization or body; or

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may materially affect the value of the Facilities or the Company.

"Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Intellectual Property Assets" --as defined in Section 3.22.

"Interim Balance Sheet"--as defined in Section 3.4.

"IRC"--the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) as to any Person other than the ESOT Trustee, a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; it being understood among the parties that the ESOT Trustee has made inquiry of officers of the Company as to matters relating to the Company but has not conducted an independent investigation thereof.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Legal   Requirement"--any   federal,   state,   local,   municipal,    foreign,
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Materiality" or "Material" shall mean of significance to a reasonable person and, if convertible into a dollar amount, shall mean an amount which is reasonably expected to be in excess of $25,000.

"Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any governmental program designed to provide safe and healthful working conditions.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.





"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body. Without limiting the generality of the foregoing, said term shall include the CXT ESOT and each of the Shareholder IRAs.

"Plan"--as defined in Section 3.13.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Related Person"--with respect to a particular individual:

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, trustee, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Sellers"--as defined in the first paragraph of this Agreement.

"Sellers' Releases"--as defined in Section 2.4.

"Shareholder IRAs"--the Individual Retirement Accounts holding Shares for the benefit of J.M. McLaughlin, R.O. Skrypchuk and J.G. White.

"Shares"--as defined in the Recitals of this Agreement.

"Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"Tax"--any tax imposed by a Governmental Body.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2. SALE AND TRANSFER OF SHARES; CLOSING

2.1 SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2 PURCHASE PRICE

The purchase price (the "Purchase Price") for the Shares will be $17,875,000 minus the Adjustment Amount, if any.

2.3 CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Company's counsel at Spokane, Washington at 10:00 a.m. (local time) on the later of (i) June 30, 1999 or (ii) the date that is ten business days following the termination of the applicable waiting period under the HSR Act, or on such other date or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4 CLOSING OBLIGATIONS

At the Closing:

(a) Sellers will deliver to Buyer:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

(ii) releases in the form of Exhibits 2.4(a)(ii)-1 and 2.4(a)(ii)-2 executed by Sellers (collectively, "Sellers' Releases");

(iii) a certificate, executed on behalf of the Sellers by the Company's President and Chief Executive Officer and the Company's chief accounting officer (which they shall have discussed with PricewaterhouseCoopers, LLP with respect to compliance with GAAP, consistently applied), and approved by Buyer (which approval shall not be unreasonably withheld or delayed), setting forth, with reasonably detailed supporting calculations, the Company's estimated consolidated net worth and the Adjustment Amount as of the Closing Date.

(iv) a certificate executed by Sellers representing and warranting (subject to the limitation of liability and remedies set forth in Section 10) to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate (except for changes provided for herein in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5); and

(b) Buyer will deliver to Sellers:

(i) $16,000,000 less the amount by which $5,600,000 exceeds the Company's estimated Adjustment Amount, as calculated in the certificate delivered pursuant to Section 2.4(a)(iii), payable to each of Sellers in the proportions set forth in Exhibit 2.4(b)(i) by wire transfer to accounts specified by each of the Sellers. (ii) the sum of $1,000,000 to the escrow agent referred to in Section 2.4(c) by wire transfer to an account specified by said escrow agent;

(iii) the sum of $875,000 to Lukins & Annis, P.S. to be held in trust pursuant to the agreement set forth in Exhibit 2.4(b)(iii) for distribution in accordance with the procedures set forth in Section 2.6.

(iv) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

(c) Buyer and Sellers will enter into an escrow agreement at Closing in the form of Exhibit 2.4(c) (the "Escrow Agreement") with First Union National Bank.

(d) Title to the Shares held in the Shareholder IRAs is in the name of custodians, which hold title thereto for the benefit of the Persons executing this Agreement for such Shareholder IRAs. Each of said Persons agrees to take all actions as may be necessary to cause their custodian to execute stock powers to convey to Buyer at Closing the Shares held in such Person's Shareholder IRA.

(e) Company will have purchased a six (6) year extended reporting period ("tail") endorsement for the existing officers' and directors' liability insurance maintained by the Company, the expense of which shall be included in calculation of the Adjustment Amount.

2.5 ADJUSTMENT AMOUNT

The Adjustment Amount , if any, shall be equal to the amount by which the consolidated net worth of the Company immediately prior to the Closing is less than $5,600,000, as determined in accordance with GAAP and, in any event, with all amounts contemplated under Sections 2.6 and 11.1 having been fully accrued and set forth in the certificate executed pursuant to Section 2.4(a)(iii) or, if Closing Financial Statements are prepared pursuant to Section 2.6, as set forth in the Closing Financial Statements, as adjusted for any final determination thereof by the Accountants pursuant to Section 2.6(a), if applicable. The Buyer and the Company have reached an agreement for settlement of certain issues relating to the following Contracts: (i) a Contract for sale, unloading and handling of concrete ties for the St. Louis Bi-States Project; (ii) a Contract for sale, unloading and handling of concrete ties for the POLA West Basin Project; and (iii) a Contract for sale of concrete ties for the Tren Urbano Project, which is set forth in a separate letter agreement (the "Side Letter") between Buyer and Company of even date. The terms and provisions of the Side Letter shall be fully reflected in the Closing Financial Statements and in computation of the Adjustment Amount, if any.






2.6 ADJUSTMENT PROCEDURE

(a) Buyer will prepare and may, at Buyer's expense, cause PricewaterhouseCoopers, LLP, the Company's certified public accountants, to audit consolidated financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date, including a computation of the Company's consolidated net worth and a calculation of the Adjustment Amount, if any, as defined in Section 2.5, all in accordance with GAAP as of the Closing Date. The Closing Financial Statements shall include reasonable and adequate reserves for all unliquidated, disputed or otherwise non-quantifiable liabilities of the Company. Buyer will deliver the Closing Financial Statements to Seller within sixty days after the Closing Date. Each of the Sellers shall have the right to object to the Closing Financial Statements and if the Closing Financial Statements are prepared by PricewaterhouseCoopers, LLP, Buyer shall also have the right to object thereto. Notice of any such objection must be given by the objecting party to all other parties hereto in writing within thirty (30) days following delivery of the Closing Financial Statements to the Sellers. Any such notice must contain a statement of the basis for the objection to the Closing Financial Statements. If no such notice is timely given, the Company's consolidated net worth and the Adjustment Amount, if any, reflected in the Closing Financial Statements shall be conclusive and binding on all of the parties. If any such notice of objection is timely given, then the issues in dispute will be submitted to Arthur Anderson & Co. or, if Arthur Anderson & Co. is not available, Deloitte & Touche, certified public accountants (the "Accountants"), for resolution. Such resolution shall be by written determination of the Accountants, delivered to the parties within ninety (90) days following submission of the dispute to the Accountants. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to all parties by the Accountants, will be binding and conclusive on the parties; and
(iii) Sellers, collectively, and Buyer will each bear 50% of the fees of the Accountants for such determination. Sellers' share of the fees shall be paid first from the funds deposited into the trust established pursuant to Section 2.4(b)(iii) and, if the amounts in said trust after deduction and payment of the portion, if any, thereof ultimately determined to belong to Buyer, are insufficient, Sellers' share of such fees shall be paid from the funds deposited into Escrow pursuant to Section 2.4(b)(ii).

(b) On the tenth business day following the final determination of the Adjustment Amount, if the Purchase Price is greater than the aggregate of the payments made pursuant to Sections 2.4(b)(i) and 2.4(b)(ii), Lukins & Annis, P.S. shall release from its trust account, established pursuant to 2.4(b)(iii), the difference to Sellers and shall release any remaining balance to Buyer, all pursuant to the trust agreement in the form of Exhibit 2.4(b)(iii) If all of the $875,000 held in said trust account becomes payable to Sellers pursuant to the foregoing provisions, all earnings thereon shall be released to Sellers, and if only a portion of the $875,000 becomes payable to Sellers, a portion of the earnings on the $875,000 deposited into such trust account shall be released to Sellers, which portion shall be calculated by multiplying the earnings by a fraction, the numerator of which shall be the difference between the Purchase Price and the amount paid at Closing pursuant to Sections 2.4(b)(i) and 2.4(b)(ii) and the denominator of which shall be $875,000. In the latter event, the remaining balance of such earnings shall be released to Buyer. If the Purchase Price is less than the aggregate amount paid at Closing pursuant to Sections 2.4(b)(i) and 2.4(b)(ii), Lukins & Annis P.S. shall release from its trust account to Buyer the $875,000 deposited into such trust account pursuant to Section 2.4(b)(iii) together with all earnings therein. To the extent the Purchase Price is less than the sum of the amounts paid or deposited pursuant to Sections 2.4(b)(i), 2.4(b)(ii) and 2.4(b)(iii) and the difference is more than the $875,000 deposited pursuant to Section 2.4(b)(iii), Buyer may recover said difference from the funds deposited into Escrow pursuant to Section 2.4(b)(ii) and Sellers shall be obliged to take all actions necessary or appropriate to cause such funds to be released to Buyer. If the Purchase Price is more than the sum of the amounts paid or deposited pursuant to Sections 2.4(b)(i), 2.4(b)(ii) and 2.4(b)(iii), the difference shall be paid by Buyer to Sellers, together with interest at 9% per annum compounded daily beginning on the Closing Date and ending on the date of payment. Any payments to Sellers must be made in immediately available funds and be made in the manner and will be allocated in the proportions set forth in Section 2.4(b)(i).

2.7  ESOT TRUSTEE

The ESOT Trustee shall be independent of all other parties to this Agreement and will rely in making its decision whether to Close the Contemplated Transactions pursuant to this Agreement on behalf of the CXT ESOT, on the written report of an appraiser who is qualified to value the Shares and is unrelated to the Company or any of the parties to this Agreement. The appraisal shall be issued and delivered on the Closing Date.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS

All Sellers, severally and jointly represent and warrant (subject to the limitation of liability and remedies set forth in Section 10) to Buyer as follows:

3.1 ORGANIZATION AND GOOD STANDING

(a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2 AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Escrow Agreement and the Sellers' Releases (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents;

(b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;

(v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as set forth in Part 3.2 of the Disclosure Letter, neither Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3 CAPITALIZATION

The authorized equity securities of the Company consist of 2,666,667 shares of Class A common stock, par value $.01 per share, of which 1,086,633 shares are issued and outstanding and 6,666,667 shares of Class B common stock, par value $.01 per share of which 4,000,000 shares are issued and outstanding, which together constitute the Shares. Sellers are and will be on the Closing Date the record (except for the Shareholder IRAs held in the name of a custodian) and beneficial owners and holders of the Shares, free and clear of all Encumbrances and each of the Sellers owns the Shares set forth opposite each such Seller's name in Exhibit 3.3 hereto. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company, except a legend reflecting transfer restrictions under the current Organizational Documents of the Company, which restrictions shall be deleted or modified on or before the Closing Date pursuant to the amendments to said Organizational Documents provided for herein. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company except: (i) the Organizational Documents; and (ii) an Incentive Bonus Plan dated October 19, 1990 pursuant to which no Shares shall be issued after the date of this Agreement. Between the date of this Agreement and the Date of Closing, no Shares shall be issued or transferred, other than to Buyer, by any of the Sellers or the Company and as of the Closing Date no party other than Buyer shall own or have the right to acquire any Shares. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company neither owns, nor has any Contract to acquire, any equity securities or other securities of any Person (other than the Company) or any direct or indirect equity or ownership interest in any other business.

3.4 FINANCIAL STATEMENTS

 Sellers  have  delivered  to Buyer and  included in Part 3.4 of the  Disclosure
Letter: (a) consolidated balance sheets of the Company as of September 30 in each of the years 1996 through 1998 and the related consolidated statements of income, changes in consolidated net worth, and cash flow for each of the fiscal years then ended, together with the report thereon of PricewaterhouseCoopers, L.L.P. (successor to Coopers & Lybrand, LLP, independent certified public accountants), (b) a consolidated balance sheet of the Company as of September 30, 1998 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in consolidated net worth, and cash flow for the fiscal year then ended, together with the report thereon of PricewaterhouseCoopers, L.L.P. (successor to Coopers & Lybrand, LLP, independent certified public accountants), and (c) an unaudited consolidated balance sheet of the Company as of April 30, 1999 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in consolidated net worth, and cash flow for the seven months then ended, including in each case the supporting statements in form and consistent with that previously provided. Such financial statements and notes fairly present the financial condition and the results of operations, changes in consolidated net worth, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

3.5 BOOKS AND RECORDS

The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES

Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Sellers have delivered or made available to Buyer copies of the leases and other instruments (as recorded, if applicable) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property leaseholds, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory, supplies, equipment items not properly treated as capital assets and short-term investments) are listed in
Part 3.6 of the Disclosure Letter. All Material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) easements and minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and
(ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.7 CONDITION AND SUFFICIENCY OF ASSETS

The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not Material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.


3.8 ACCOUNTS RECEIVABLE

 All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a Material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred eighty days after the day on which it first becomes due and payable, except for any Accounts Receivable payable in installments over a longer term pursuant to written Contract which, subject to such reserves, will be paid in full without set-off, in accordance with such written contracts. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

3.9 INVENTORY

All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in-first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.10 NO UNDISCLOSED LIABILITIES

Except as set forth in Part 3.10 of the Disclosure Letter, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities for inventory purchases, payroll and similar recurrent items incurred in the Ordinary Course of Business since the respective dates thereof.

3.11 TAXES
(a) The Company has filed or caused to be filed (on a timely basis since September 30, 1995) all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since September 30, 1995. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

(b) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through September 30, 1994. Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings. Part 3.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since September 30, 1994, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.11 of the Disclosure Letter, neither any Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

(c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five-year period preceding the Closing Date has not been, an "S" corporation.

3.12 NO MATERIAL ADVERSE CHANGE

Since the date of the Balance Sheet, there has not been any Material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a Material adverse change.

3.13 EMPLOYEE BENEFITS

(a) As used in this Section 3.13, the following terms have the meanings set forth below.

"Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

"Company Plan" means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

"Company VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

"ERISA Affiliate" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC ss. 414.

"Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

"Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Pension Plan" has the meaning given in ERISA ss. 3(2)(A).

"Plan" has the meaning given in ERISA ss. 3(3).

"Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).

"Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC ss. 401(a).

"Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C.ss. 1301 et seq., other than Multi-Employer Plans.

"VEBA" means a voluntary employees' beneficiary association under IRC ss. 501(c)(9).

"Welfare Plan" has the meaning given in ERISA ss. 3(1).

(b) (i) Part 3.13(i) of the Disclosure Letter contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

(ii) Part 3.13(ii) of the Disclosure Letter contains a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

(iii) Part 3.13(iii) of the Disclosure Letter sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Company and the Company's other ERISA Affiliates, calculated according to information made available pursuant to ERISA ss. 4221(e).

(iv) Part 3.13(iv) of the Disclosure Letter sets forth a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information.

(v) Part 3.13(v) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

(c) Sellers have delivered to Buyer prior to the date of this Agreement:

(i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

(ii) all personnel, payroll, and employment manuals and policies;

(iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

(iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

(v) all registration statements filed with respect to any Company Plan;

(vi) all insurance policies purchased by or to provide benefits under any Company Plan;

(vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

(viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

(ix) all notifications to employees of their rights under ERISA ss. 601 et seq. and IRC ss. 4980B;

(x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

(xi) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this
Section 3.13;

(xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the four years preceding the date of this Agreement;

(xiii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Company that is a Qualified Plan; and

(xiv) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

(xv) all notifications and certifications to employees of their periods of creditable coverage and other rights under IRC ss.9801, et seq.

(d) Except as set forth in Part 3.13(d) of the Disclosure Letter:

(i) The Company has performed all of their respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs, including but not limited to timely contributions of employee payroll withholdings which are or become "plan assets" within the meaning of 29 CFR ss.2510.3-102. The Company has made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

(ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to Buyer.

(iii) The Company, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement and in particular as follows:

(A) No transaction prohibited by ERISA ss. 406 and no "prohibited transaction" under IRC ss. 4975(c), and no breaches of fiduciary duty under ERISA ss.404 have occurred with respect to any Company Plan for which an exemption is not available under ERISA or the IRC.

(B) Neither any Seller nor the Company nor ERISA Affiliate of the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

(C) Neither any Seller nor the Company nor ERISA Affiliate of the Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

(D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

(E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

(iv) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan, except for vesting or acceleration of benefits under the CXT ESOP to the extent which may be required by law as a result of termination thereof as provided for in this Agreement.

(v) Since January 20, 1999, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

(vi) No event has occurred or circumstance exists that could result in a Material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a Material increase in benefit costs of such Plans and Obligations that are self-insured or, with respect to the Qualified Plans, could give rise to a partial termination (except for termination of the CXT ESOP as provided for in this Agreement) within the meaning of IRC ss.411(d)(3).

(vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding (including any audit, examination, inquiry or investigation by any governmental agency or organization) involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Sellers' Knowledge, is Threatened.

(viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC ss. 401(a), except the CXT ESOP.

(ix) Each Qualified Plan of the Company is qualified in form and operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income tax under IRC ss. 501(a). Each Company VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust associated with a Plan. Neither Seller, the Company nor any ERISA Affiliate of the Company has taken or is taking voluntary corrective action (in accordance with procedures of the Internal Revenue Service) with respect to any Company Plan.

(x) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA ss. 302 and IRC ss. 402.

(xi) No Company Plan is subject to Title IV of ERISA.

(xii) The Company  has paid all  amounts  due to the PBGC  pursuant to ERISA ss.
4007.

(xiii) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject to any entity or Sellers to liability under ERISA ss. 4062(e), ss. 4063, or ss. 4064.

(xiv) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

(xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss. 307 or IRC ss. 401(a)(29).

(xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

(xvii) The actuarial report for each Pension Plan of the Company and each ERISA Affiliate of the Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

(xviii) Since the last valuation date for each Pension Plan of the Company and each ERISA Affiliate of the Company, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan (other than the Contemplated Transactions and the impact thereof on the benefits payable under the CXT ESOP) or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA ss. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

(xiv) No reportable event (as defined in ERISA ss. 4043 and in regulations issued thereunder) has occurred.

(xx) Neither Seller nor the Company has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, the Company, or Buyer to the PBGC under Title IV of ERISA.

(xxi) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

(xxii) Neither the Company nor any ERISA Affiliate of the Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Company or Buyer to a Multi-Employer Plan.

(xxiii) Neither the Company nor any ERISA Affiliate of the Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

(xxiv) No Multi-Employer Plan to which the Company or any ERISA Affiliate of the Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

(xxv) Except to the extent required under ERISA ss. 601 et seq. and IRC ss. 4980B, the Company does not provide health or welfare benefits for any retired or former employee and is not obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

(xxvi) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees without incurring liability for benefits after they have been so terminated.

(xxvii) Sellers and all Company have complied with the provisions of ERISAss.601 et seq. and IRCss.4980B and with the provisions of IRCss.9801, et seq.

(xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC ss. 280G or ss. 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

(xxix) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit under any Company Plan, Company Other Benefit Obligation or Company VEBA, except the CXT ESOP.

(xxx) With respect to any Plan that: (1) is intended to be an "employee stock ownership plan", within the meaning of IRC ss.4975(e)(7); and (2) holds Shares of the Company:

(A) All Shares held therein are and at all times have been "qualifying employer securities", within the meaning of ERISA ss.407(d)(5), and every transaction which would otherwise give rise to a "prohibited transaction" under ERISA ss. 406 and IRC ss.4975 qualifies for an exemption;

(B) There are no unpaid or outstanding securities acquisition loans, debts or other obligations (including notes issued in redemption of Plan benefit distributions) held by the Plan or under which the Plan has agreed to pay the Company, an ERISA Affiliate of the Company or any third party;

(C) Neither the Sellers, the Company nor any ERISA Affiliate of the Company have guaranteed or otherwise secured the repayment of any loans, debts or other obligations held by the Plan or under which the Plan has agreed to pay, other than debts of the CXT ESOT which have previously been paid in full;

(D) On an annual or more frequent basis, the Plan has satisfied the requirement for obtaining an independent appraisal of the Shares, as provided in IRC ss.401(a)(28);

(E) All votes, consents, approvals and other legal requirements necessary and appropriate to consummate the sale contemplated by this Agreement have been obtained by Sellers (or others as appropriate) and are legally binding and enforceable, except for approval of the Contemplated Transactions and approval of amendment of the Organizational Documents of the Company by its shareholders; and

(F) No trustee of the Plan has, within the most recent 24 months, tendered his or her resignation or been removed by the Company in accordance with the Plan, except for resignation of the former members of the Board of Trustees of the CXT ESOT and appointment of Alaska Trust Company as successor trustee.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Except as set forth in Part 3.14 of the Disclosure Letter:

(i) the Company is, and at all times since October 1, 1995, has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii) the Company has not received, at any time since October 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part
3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

(i) the Company is, and at all times since October 1, 1995, has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

(iii) the Company has not received, at any time since October 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.

3.15 LEGAL PROCEEDINGS; ORDERS

(a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

(i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

(ii)  that  challenges,  or that may have the  effect of  preventing,  delaying,
making  illegal,  or  otherwise   interfering  with,  any  of  the  Contemplated
Transactions.

To the Knowledge of Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a Material adverse effect on the business, operations, assets, condition, or prospects of the Company.

(b) Except as set forth in Part 3.15 of the Disclosure Letter:

(i) there is no Order to which any of the Company, or any of the assets owned or used by the Company, is subject;

(ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

(iii) to the Knowledge of Sellers and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of either the Company or the Buyer.

(c) Except as set forth in Part 3.15 of the Disclosure Letter:

(i) the Company is, and at all times since October 1, 1995, has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

(iii) the Company has not received, at any time since October 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet (September 30, 1998), the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

(a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b) amendment to the Organizational Documents of the Company;

(c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business and authorized prior to December 31, 1998) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

(f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

(g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any Material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

(i) Material change in the accounting methods used by the Company; or

(j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

(a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

(i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $25,000;

(ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

(iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $25,000;

(iv) each  lease,  rental  or  occupancy  agreement,  license,  installment  and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

(v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

(ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x) each power of attorney that is currently effective and outstanding;

(xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

(xii) each Applicable Contract for capital expenditures in excess of $25,000;

(xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

(xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

(b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

(i) No Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

(ii) No officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

(c) Except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

(d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

(i) The Company is, and at all times since September 30, 1998 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

(ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since September 30, 1998 has been, in full compliance with all applicable terms and requirements of such Contract;

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

(iv) The Company has not given to or received from any other Person, at any time since October 1, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract which could give rise to Damages in excess of $25,000.

(e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any Material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

(f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company has been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18 INSURANCE

(a) Sellers have delivered to Buyer:

(i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

(ii) true and complete copies of all pending applications for policies of insurance; and

(iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b) Part 3.18(b) of the Disclosure Letter describes:

(i) any self-insurance arrangement (by policy) by or affecting the Company, including any reserves established thereunder;

(ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

(iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c) Part 3.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the three preceding policy years:

(i) a summary of the loss experience under each policy;

(ii) a statement describing each claim under an insurance policy for an amount claimed or with a total incurred value in excess of $5,000 which sets forth:

(A) the name of the claimant;

(B) a description of the policy by insurer, type of insurance, and period of coverage; and

(C) the amount paid, the amount  reserved and a brief  description of the claim;
and

(iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d) Except as set forth on Part 3.18(d) of the Disclosure Letter:

(i) All policies to which the Company is a party or that provide coverage to any Seller, the Company, or any director or officer of the Company:

(A) are valid, outstanding, and enforceable;

(B) are issued by an insurer that is financially sound and reputable;

(C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for risks to which the Company is normally obtained by other persons exposed to similar risks;

(D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

(E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

(F)  do  not  provide  for  any  retrospective   premium   adjustment  or  other
experienced-based liability on the part of the Company.

(ii) Neither Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

(iv) The Company has given notice to the insurer of all claims that may be insured thereby.


3.19 ENVIRONMENTAL MATTERS

Except as set forth in part 3.19 of the Disclosure Letter to the Knowledge of Sellers and Company (it being understood and agreed that the foregoing Knowledge qualification does not lessen the absolute indemnification obligations of Sellers under Section 10.3):

(a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither any Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from
(i) any Governmental  Body or private citizen acting in the public interest,  or
(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b) There are no pending or, to the Knowledge of Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

(c) Neither any Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(d) Neither any Seller nor the Company, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

(e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither any Seller, the Company, any other Person for whose conduct they are or may be held responsible, nor any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest [except in full compliance with all applicable Environmental Laws.

(f) There has been no Release or, to the Knowledge of Sellers and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or to the Knowledge of Sellers and the Company any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

(g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20 EMPLOYEES

(a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since September 30, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

(b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee, other than John G. White of the Company intends to terminate his employment with the Company due to Closing of the Contemplated Transactions or for any reason within 12 months of the Closing, with the exception of R.D. Steiger (who is considering resignation to pursue a business opportunity).

(c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits, with the exception of benefits payable pursuant to the CXT ESOP (as to which full and complete information has previously been provided to Buyer).

3.21 LABOR RELATIONS; COMPLIANCE

Except as set forth in Part 3.21 of the Disclosure Letter:

Since October 1, 1995, the Company has not been or is a party to any collective bargaining or other labor Contract. Since October 1, 1995, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Sellers' and the Company's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

(a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

(i) the name CXT  Incorporated,  all fictional  business  names,  trading names,
registered  and  unregistered   trademarks,   service  marks,  and  applications
(collectively, "Marks");

(ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

(iii)  all   copyrights  in  both   published   works  and   unpublished   works
(collectively, "Copyrights"); and

(iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

(b) Agreements--Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

(c) Know-How Necessary for the Business

(i) The Intellectual Property Assets are all those necessary for the operation of the Company's businesses both as they are currently conducted and as reflected in the business plan given to Buyer. Except as set forth in Part 3.22(c)(i) of the Disclosure Letter, the Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii) Except as set forth in Part 3.22(c)(ii) of the Disclosure Letter, all former and current employees of the Company have executed written Contracts with one or more of the Company that assigns to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

(d) Patents

(i) Part 3.22(d) of the Disclosure Letter contains a complete and accurate list and summary description of all Patents. Except as set forth in Part 3.22(d)(i) of the Disclosure Letter, the Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

(ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

(iv) No Patent is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e) Trademarks

(i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. Except as set forth in Part 3.22(e)(i) of the Disclosure Letter, the Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

(iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

(v) No Mark is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f) Copyrights

(i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights of Material value to the Company. Except as set forth in Part 3.22(f)(i) of the Disclosure Letter, the Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g) Trade Secrets

(i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii) Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

(iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.




3.23 CERTAIN PAYMENTS

Since October 1, 1995, neither the Company nor any director, officer, agent, or employee of the Company, or to Sellers' Knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24 DISCLOSURE

(a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a Material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a Material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c) There is no fact known to any Seller that has specific application to any Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Letter.

3.25 RELATIONSHIPS WITH RELATED PERSONS

No Seller or any Related Person of Sellers or of the Company has, or since October 1, 1995, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. No Seller or any Related Person of Sellers or of the Company is, or since October 1, 1995, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a Material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company, except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.26 BROKERS OR FINDERS

Except as set forth in Part 3.26 of the Disclosure Letter:

Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27 NO SUBSIDIARIES

The Company has no Subsidiaries.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

4.1 ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania.

4.2 AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Escrow Agreement, (the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

(b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i) any provision of Buyer's Organizational Documents;

(ii) any resolution adopted by the board of directors or the stockholders of Buyer;

(iii) any Legal Requirement or Order to which Buyer may be subject; or

(iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.5 BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.6  FINANCING

Buyer has obtained a written loan commitment for the financing required by Buyer to fund payment of the Purchase Price.

5. COVENANTS OF SELLERS PRIOR TO CLOSING DATE

Sellers agree (subject to the limitation of liability and remedies set forth in Section 10) as follows:

5.1 ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, (c) furnish Buyer, commencing for the month of May, 1999 and each month thereafter through Closing, an unaudited consolidated balance sheet of the Company as of the last day of each month and the related unaudited consolidated statements of income, changes in consolidated net worth and cash flow for the period from September 30, 1998 through the end of such month, including in each case, the supporting statements in form consistent with that previously provided and (d) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2 OPERATION OF THE BUSINESSES OF THE COMPANY

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

(a) conduct the business of the Company only in the Ordinary Course of Business;

(b) preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

(c) confer with Buyer concerning operational matters of a Material nature;

(d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company; and

(e) retain the trustees who serve with respect to any Plans or Company Other Benefit Obligations.

5.3 NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 may occur.

5.4 REQUIRED APPROVALS

 As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

5.5 NOTIFICATION

Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

Except as expressly provided in this Agreement, Sellers will cause all indebtedness, if any, owed to the Company by any of Sellers or any Related Person of any of Sellers to be paid in full prior to Closing.

5.7 NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.8 BEST EFFORTS

Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.


6. COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1 APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and
(ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2 BEST EFFORTS

Except as set forth in the proviso to Section 6.1 and except with respect to Sections 7.4, 7.6 and 7.7, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

Each of Sellers' representations and warranties in Sections must have been accurate as of the date of this Agreement, and must be accurate in all Material respects as of the Closing Date as if made on the Closing Date (except for changes provided for herein, without giving effect to any supplement to the Disclosure Letter.

7.2 SELLERS' PERFORMANCE

(a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all Material respects.

(b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, the certificate required and delivered under Section 2.4(a)(iii) must show the Company's consolidated net worth as of the Closing Date to be at least $4,750,000 and each of the other covenants and obligations in Sections 5.3, 5.4 and 5.8 must have been performed and complied with in all respects.

7.3 CONSENTS

Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

7.4  EMPLOYMENT AND BENEFITS MATTERS; NON COMPETITION, DIRECTOR RESIGNATIONS

(a) An employment, confidentiality and/or non competition agreement, satisfactory to Buyer, must have been executed by each of John G. White, Russ Skrypchuk, Derek Firth, James McLaughlin, D. L. Millard, N. A. Bianco and R.D. Steiger.

(b) On or prior to the Closing Date, Company must have approved and executed an amendment to terminate every Plan which holds Shares of or provides for the issuance of shares in the Company, to be effective prior to the Closing, which amendments shall be as set forth in the form attached hereto as Exhibit 7.4.

(c) Company must have obtained from all the individuals or entities who serve as trustees under those Plans which hold Shares of the Company (or such lesser number of individuals as is satisfactory to Buyer) a written commitment to continue to serve in their capacity as trustee of such Plans until the earlier of: removal by the Company; a date two years after the Closing Date; their termination of employment with the Company or its successor; or the date on which the assets of the Plan are finally distributed by reason of its termination.

(d) Each individual who serves as a member of the Company's Board of Directors must have tendered his or her unconditional resignation from the Board effective as of the Closing.

7.5 ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to Buyer:

(a) an opinion of Lukins & Annis,  P.S.,  dated the Closing Date, in the form of
Exhibit 7.5(a)-1 and an opinion of McDermott, Will & Emery, dated the Closing Date, in the form of Exhibit 7.5(a)-2;

(b) estoppel certificates executed on behalf of the Union Pacific Railroad Company dated as of a date not more than 30 days prior to the Closing Date, in the form of Exhibit 7.5(b); and

(c) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.


7.6  CORPORATE DOCUMENTS

The Company's Certificate of Incorporation and Bylaws and the CXT ESOP each shall have been amended in the manner set forth in Exhibits 7.6.1, 7.6.2 and 7.4, respectively.

7.7  NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.8 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person other than the Sellers, the custodians of the Shareholders IRAs and the Participants in the CXT ESOP (as to a beneficial interest) to the extent set forth in Exhibit 3.3, any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.9 NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a Material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any Material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.10 DISCLOSURE LETTER

Buyer shall have received the Disclosure Letter and shall have approved the content thereof, as hereinafter provided.

7.11 HSR ACT

All waiting periods under the HRS Act shall have expired.

7.12 AUDITORS' COMMITMENT

Buyer shall have obtained a written commitment, reasonably satisfactory to Buyer, of PricewaterhouseCoopers, LLP to provide at Buyer's request the Closing Financial Statements contemplated under Section 2.6.

8. CONDITIONS PRECEDENT TO SELLERS'  OBLIGATION TO CLOSE

Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all Material respects as of the date of this Agreement and must be accurate in all Material respects as of the Closing Date as if made on the Closing Date. 8.2 BUYER'S PERFORMANCE

(a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all Material respects.

(b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

8.3 CONSENTS

Each of the Consents identified in Part 3.2 of the Disclosure Letter and each Consent identified in Schedule 4.2 must have been obtained and must be in full force and effect.

8.4 ADDITIONAL DOCUMENTS

Buyer must have caused the following documents to be delivered to Sellers:

(a) an opinion of David L. Voltz, dated the Closing Date, in the form of Exhibit 8.4(a); and

(b) such other  documents as Sellers may  reasonably  request for the purpose of
(i)  enabling  their  counsel to provide the opinion  referred to in Section 7.5
(a), (ii)  evidencing the accuracy of any  representation  or warranty of Buyer,
(iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer,
(ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5 NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6      STOCKHOLDER ACTION

The stockholders of the Company shall have adopted resolutions: (i) approving the Contemplated Transactions; and (ii) amending the Company's Certificate of Incorporation and Bylaws in the manner set forth in Exhibits 7.7.1 and 7.7.2; it being understood among the parties that approval of such amendments will be a "Super-Majority Issue", as defined in the Organizational Documents of the Company.

8.7      FAIRNESS OPINION

The ESOT Trustee shall have received a written opinion from Houlihan, Lokey, Howard & Zukin, Inc., or such other financial advisor as the ESOT Trustee may select, in form and substance satisfactory to the ESOT Trustee, stating in part that: (i) the consideration to be received by the CXT ESOT and its Participants for the Contemplated Transactions is "adequate consideration", within the meaning of ERISA ss.3(18); and (ii) the Contemplated Transactions are fair to the CXT ESOT and its Participants from a financial point of view.

8.8      NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Sellers, the Company or against any Person affiliated with Sellers or the Company, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

8.9      NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a Material violation of, or cause Sellers, the Company or any Person affiliated with Sellers or the Company to suffer any Material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8.10  HRS ACT

All waiting periods under the HRS Act shall have expired.

8.11     CERTIFICATES

The certificates required to be delivered pursuant to Section 2.4(a)(iii) must show the Company's consolidated net worth as of the Closing Date to be at least $4,750.000.

9. TERMINATION

9.1 TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by either Buyer or Sellers if a Material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

(b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

(c) by mutual consent of Buyer and Sellers; or

(d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 1999, or such later date as the parties may agree upon.

9.2 EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and
11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired (subject to the limitation of liability and remedies set forth in Section 10).

10. INDEMNIFICATION; REMEDIES

10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(iii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or in the case of all Sellers except the ESOT Trustee, capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

Subject to the limitation of liability and remedies set forth in Section 10.5, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the
Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

(b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to
Section 2.4(a)(iv) as having caused the condition specified in Section 7.1 not to be satisfied;

(c) any Breach by Sellers of any covenant or obligation of Sellers in this Agreement;

(d) subject to any applicable reserves shown on the Closing Financial Statements or, if applicable and in lieu thereof, the final determination of the Accountants under Section 2.6 hereof, any claim by any Person based on any alleged defect in any product shipped, manufactured or sold by, or any services provided by or through, the Company prior to the Closing Date;

(e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions, except for any such fees or commissions paid or payable by the Company as set forth in
Part 3.26 of the Disclosure Letter. If any portion of such fees or commissions is payable by the Company after the Closing Date, the amount thereof shall be reflected as a liability on the certificate to be delivered pursuant to Section 2.4(a)(iii) and on the Closing Financial Statements and the liability for such fees or commissions shall be included in the determination under Section 2.6.;

 (f) any claim by any current or former shareholder of the Company or participant in the CXT ESOP against the Company based on any alleged act or omission of any current or former officer or director of the Company or current or former trustee of the CXT ESOT alleged to have occurred prior to the Closing Date; or

(g) any claim by any current or former officer or director of the Company or current or former trustee of the CXT ESOT for indemnification pursuant to the Organizational Documents of the Company or the written agreement between the Company and the ESOT Trustee.

Except as provided in Section 10.5, the remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS--ENVIRONMENTAL MATTERS


In addition to the provisions of Section 10.2, but subject to the limitation of liability and remedies set forth in Section 10.5, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and the other Indemnified Persons for, and will pay to Buyer, the Company, and the other
Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

(a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or the Company has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Sellers or the Company or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Sellers or the Company or by any other Person for whose conduct they are or may be held responsible; or

(b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Sellers or the Company or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Company prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Sellers or the Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3.

If Buyer should recover Damages from a third party with respect to any Environmental, Health and Safety Liabilities and the sum of the Damages so recovered from the third party and Damages recovered by Buyer from Sellers for such Environmental, Health and Safety Liabilities exceeds Buyer's total Damages with respect to such Environmental, Health and Safety Liabilities, the excess (up to the amount previously paid by Sellers with respect to such Environmental, Health and Safety Liabilities) shall be refunded to Sellers in the proportions specified in Exhibit 2.4(b)(i).




10.4 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Subject to Section 10.6, Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions and (d) any liability of the Company specifically disclosed on the Closing Financial Statements or, if applicable and in lieu thereof, the final determination of the Accountants under Section 2.6 hereof (which liabilities shall be taken into account in determination of the Adjustment Amount, if any).

10.5 LIMITATIONS ON AMOUNT--SELLERS

(a) Subject to Sections 10.5(c) and 10.5(d) each of the Persons (a "Seller") who collectively comprise the Sellers shall be severally but not jointly liable for all of Buyer's Damages caused by: (i) any fraud of such Seller; and (ii) any defect in title of such Seller to the Shares to be conveyed by such Seller pursuant hereto, including any Encumbrance thereon.

(b) If the Closing does not occur due to breach by a Seller of any covenant, representation or warranty contained herein, the Company shall be liable to Buyer for up to a maximum of $1,000,000 of Buyer's Damages caused thereby.

(c) Except as provided in Sections 10.5(a) and 10.5(b), in the event of a breach of a Seller of any covenant, representation or warranty of such Seller contained herein, the sole and exclusive remedy of Buyer and Buyer's sole recourse under the indemnification provisions of this Section 10 shall be recovery of Buyer's Damages from the funds deposited to escrow pursuant to Section 2.4(b)(ii) and interest thereon, up to a maximum amount equal to the total amount then held in escrow. Notwithstanding Section 10.5(a) and subject to Sellers' rights of contribution pursuant to Section 10.11 below, Sellers shall be jointly and severally liable with respect to all sums deposited into Escrow for matters indemnifiable under Sections 10.2 and 10.3.

(d) Whenever this Agreement provides for joint and several liability of Sellers, such joint liability shall be limited to the total amount from time to time held in escrow pursuant to the Escrow Agreement and the sole and exclusive remedy of Buyer and Buyer's sole recourse with respect to such joint liability shall be recovery in respect thereof from the funds deposited to escrow. Except as provided in Section 10.5(a), whenever this Agreement provides for joint and several liability or for several liability of a Seller, such several liability shall also be limited to the total amount from time to time held in escrow pursuant to the Escrow Agreement and the sole and exclusive remedy of Buyer and Buyer's sole recourse with respect to such several liability shall be recovery in respect thereof from the funds deposited to escrow. The several liability of each Seller under Section 10.5(a) shall not be limited by the amount deposited to escrow.

10.6 LIMITATIONS ON AMOUNT--BUYER

Other  than  with  respect  to  fraud,   Buyer  will  have  no  liability   (for
indemnification or otherwise) in excess of, in the aggregate, $1,000,000 with respect to the matters described in clause (a) or (b) of Section 10.4.

10.7 ESCROW; RIGHT OF SET-OFF

Buyer may give notice of a Claim and exercise a right of set-off with respect thereto in the manner provided in the Escrow Agreement. Subject to the limitation of liability and remedies set forth in Section 10.5, neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a Claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

10.8 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

(a) Promptly after receipt by an indemnified party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

(b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate, at the indemnifying party's sole expense, in such Proceeding in a reasonable manner. Buyer shall have the sole right and power to settle or compromise any Proceeding with respect to which it is an indemnified party and Sellers shall be bound by such compromise or settlement and shall be obliged to indemnify Buyer, subject to the limitations of Section 10.5, except to the extent that Sellers can demonstrate through a clear preponderance of evidence, that the claims which were alleged and settled and/or compromised were not with the scope of Seller's indemnification obligations.

(c) Sellers and Buyer hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on all of them with respect to such a claim anywhere in the world.

10.10 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.11    CONTRIBUTION

In the event a Seller (the "Culpable Seller") causes other Sellers to incur Damages due to Culpable Seller's failure to convey to Buyer good title to Culpable Seller's Shares, free of all Encumbrances, such Culpable Seller shall be obliged to indemnify and hold harmless the other Sellers from all Damages arising, directly or indirectly, from or in connection with Culpable Seller's failure to deliver to Buyer good title, free of Encumbrances, to such Culpable Seller's Shares.

11. GENERAL PROVISIONS

11.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Company will pay all amounts payable to V.M. Equity Partners, Inc. in connection with this Agreement and the Contemplated Transactions and all sums owed or estimated to be ultimately owed by the Company (net of any sums payable from the CXT ESOT) in connection with the orderly final administration of the CXT ESOP, liquidation of the CXT ESOP and final distribution thereof to the part or parts in the CXT ESOP, including all appraisers' fees and costs, and all fees and other sums due to Alaska Trust Company with respect thereto as set forth in its engagement letter dated January 15, 1998, the Indemnification Agreement between the Company and Alaska Trust
Company dated January 24, 1999 and any "tail" insurance purchased by the Company, all of which shall be deemed payable at Closing for purposes of calculating the Adjustment Amount. Buyer will pay one-half and the Company will each pay one-half of the HSR Act filing fee. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. All expenses incurred with respect to the Contemplated Transactions by the Sellers other than any Tax which may be imposed on a Seller as a result thereof shall be paid by the Company. If any such expenses remain payable by the Company on the Closing Date, including any sum due to V.M. Equity Partners, Inc., the amount thereof shall be reflected as a liability on the certificate to be delivered pursuant to Section 2.4(a)(iii) and the Closing Financial Statements, and taken into account in determination of the Adjustment Amount, if any.

11.2 PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3 CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence any written, oral, or other information obtained in confidence from such party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is necessary or appropriate in connection with legal proceedings.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

11.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


Sellers:                                        Buyer:
CXT ESOT                                        L. B. Foster Company
Address:                                        Address:
c/o Alaska Trust Company                        415 Holiday Drive
Resolution Plaza, Suite 601                     Pittsburgh, PA 15220-2282
1029 W. Third Ave.
Anchorage, AK 99501                             Facsimile No.: (412) 928-7891
Facsimile No: (907) 258-1649
N.A. Bianco
Address:
15602 E. Marietta Ave., Bldg. S17
Spokane, WA 99214-0757

Facsimile No.  (509) 921-7877

D. Firth
Address:
15602 E. Marietta Ave., Bldg. S17
Spokane, WA 99214-0757
Facsimile No. (509) 921-7877
J. M. McLaughlin and
J.M. McLaughlin IRA

Address:
15602 E. Marietta Ave., Bldg. S17
Spokane, WA 99214-0757
Facsimile No. (509) 921-7877

D. L. Millard

Address:
15602 E. Marietta Ave., Bldg. S17
Spokane, WA 99214-0757

Facsimile No. (509) 921-7877





R. O. Skrypchuk and
R.O. Skrypchuk IRA

Address:
15602 E. Marietta Ave., Bldg. S17
Spokane, WA 99214-0757

Facsimile No. (509) 921-7877

R. D. Steiger

Address:
15602 E. Marietta Ave., Bldg. S17
Spokane, WA 99214-0757

Facsimile No. (509) 921-7877

J..G. White and
J.G. White IRA

Address:
15602 E. Marietta Ave., Bldg. S17
Spokane, WA 99214-0757

Facsimile No. (509) 921-7877

11.5 JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Allegheny, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.6 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.


11.7 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated on or about April 6, 1999 and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9 DISCLOSURE LETTER

(a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

(c) The Sellers shall deliver the Disclosure Letter to Buyer no later than the fifteenth day following the date this Agreement is executed by the parties. If Buyer, in Buyer's sole and absolute discretion, disapproves, for any reason, all or any portion of the provisions of the Disclosure Letter, Buyer shall notify Sellers in writing thereof within ten days following receipt of the Disclosure Letter. Any such notice shall set forth with particularity the matters contained in the Disclosure Letter which are disapproved by Buyer and the basis for such disapproval. If Buyer gives Sellers timely notice of disapproval of any portion of the Disclosure Letter and the parties are unable to agree as to modification thereof to make the Disclosure Letter acceptable to Buyer within ten days following the date Sellers receive notification of Buyer's disapproval, this Agreement shall terminate and be of no further force or effect. Approval of the Disclosure Letter or failure to object to the content thereof shall not constitute a waiver by Buyer of Buyer's rights in respect of any Material inaccuracy in the content thereof.

11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.11 SEVERABILITY
If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.13 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14 GOVERNING LAW

This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.


11.15 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                       SELLERS:

L.B. FOSTER COMPANY                          CXT EMPLOYEE STOCK
                                             OWNERSHIP TRUST

By: /s/Lee B. Foster                         By Alaska Trust Company, Trustee
Title: President and CEO
                                             By:/s/Douglas J. Blattmachr
                                             Douglas J. Blattmachr, President


Attest:/s/David L. Voltz
       Secretary
                                  /s/ N.A.Bianco
                                  --------------------------
                                  N. A. Bianco

                                  /s/ D. Firth
                                  --------------------------
                                   D. Firth

                                  /s/J. M. McLaughlin
                                  --------------------------
                                  J. M. McLaughlin

                                  J. M. McLaughlin, IRA

                                  By:/s/J. M. McLaughlin
                                  ---------------------------
                                     J. M. McLaughlin

                                  /s/D. L. Millard
                                  --------------------------
                                  D. L. Millard

                                  /s/R. O. Skrypchuk
                                  --------------------------
                                  R. O. Skrypchuk




The undersigned do hereby affix their signatures to the above and foregoing Stock Purchase Agreement, dated June 3, 1999, consisting of sixty-four (64) pages, and Exhibits, of which this is the last.


                                                 R. O. Skrypchuk, IRA

                                                 By:/s/R. O. Skrypchuk
                                                 --------------------------
                                                    R. O. Skrypchuk

                                                 /s/R. D. Steiger
                                                 --------------------------
                                                 R. D. Steiger

                                                 /s/J. G. White
                                                 --------------------------
                                                  J. G. White

                                                 J. G. White, IRA

                                                 By:/s/ J. G. White
                                                 --------------------------
                                                    J. G. White



CXT  Incorporated  agrees  to be  legally  bound to the  extent  as set forth in
Section 10.5

                                                 CXT INCORPORATED


Attest:/s/R.O. Skrypchuk                         By: /s/J.G. White
---------------------------------                ----------------------------
       R.O. Skrypchuk, Secretary                 J.G. WHITE, President